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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K


                  Current Report Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):          March 31, 1997


                                     T.J.T., INC.
                (Exact name of registrant as specified in its charter)



    WASHINGTON                         33-98404            82-0333246
(State or other jurisdiction of        (Commission File    (IRS Employer
 incorporation or organization)        Number)             Identification No.)



               843 NORTH WASHINGTON, P.O. BOX 278, EMMETT, IDAHO  83617
                       (Address of principal executive offices)


                                    (208) 365-5321
                             (Issuer's telephone number)



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ITEM 5.  OTHER EVENTS

Effective March 31, 1997, T.J.T., Inc. has promoted Scott Beechie, 38, to the position of chief financial officer, due to the scheduled retirement of Andy C. Doll.

Doll, 61, had been vice president, treasurer, chief financial officer and a director of the company since 1987. In anticipation of his retirement, Doll did not stand for re-election to the board at the company's annual meeting in February.

Beechie, vice president and controller, joined T.J.T. in July 1996 in preparation for the management transition. He was formerly vice president in charge of financial reporting and accounting operations at West One Bancorp prior to its 1996 acquisition by US Bancorp. He became a certified public accountant while working with Deloitte and Touche LLP in Boise, Idaho from 1985 to 1989.


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                                       SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       T.J.T., INC.


Date: April 4, 1997                      By: /s/ Scott Beechie
                                             ------------------------
                                             Scott Beechie, Vice President and
                                             Chief Financial Officer





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